Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Huntington Bancshares Incorporated, a Maryland corporation (the “Corporation”), has made, constituted, and appointed, and does hereby make, constitute, and appoint Stephen D. Steinour, Howell D. McCullough III and Richard A. Cheap, and each of them, severally, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the Corporation, to a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.01 per share, and of the Corporation’s preferred stock, par value $0.01 per share, to be issued in connection with the acquisition of FirstMerit Corporation, an Ohio corporation (“FirstMerit”), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of January 25, 2016, by and among the Corporation, FirstMerit, and West Subsidiary Corporation, an Ohio corporation and a direct, wholly-owned subsidiary of the Corporation, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: February 19, 2016

Signature	Title

/s/ Stephen D. Steinour	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
Stephen D. Steinour

/s/ Howell D. McCullough III	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Howell D. McCullough III

/s/ David S. Anderson	Executive Vice President and Controller (Principal Accounting Officer)
David S. Anderson

/s/ Ann B. Crane	Director
Ann B. Crane

/s/ Steven G. Elliott	Director
Steven G. Elliott

/s/ Michael J. Endres	Director
Michael J. Endres

/s/ John B. Gerlach, Jr.	Director
John B. Gerlach, Jr.

Signature	Title

/s/ Peter J. Kight	Director
Peter J. Kight

/s/ Jonathan A. Levy	Director
Jonathan A. Levy

/s/ Eddie R. Munson	Director
Eddie R. Munson

/s/ Richard W. Neu	Director
Richard W. Neu

/s/ David L. Porteous	Director
David L. Porteous

/s/ Kathleen H. Ransier	Director
Kathleen H. Ransier

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